UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2017

Kiwa Bio-Tech Products Group Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33167	77-0632186
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

310 N. Indian Hill Blvd., #702
Claremont, California	91711
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 715-5855

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On February 11, 2017, Kiwa Bio-Tech Products Group Corporation (OTC: KWBT) (the “Company”) executed an Equity Transfer Agreement with Dian Shi Cheng Jing (Beijing) Technology Co. (“Transferee”) whereby the Company transferred all of its right, title and interest in Kiwa Bio-Tech Products (Shandong) Co., Ltd. (“Shandong”) to the Transferee for the RMB equivalent of US$1.00. In connection with the transaction, the Transferee received all assets of Shandong which are estimated to be approximately RMB 14,057,713 at the effective date and assumed all liabilities of Shandong which are estimated to be approximately RMB59,446,513 at the effective date. In connection with this transaction, Transferee agreed to indemnify the Company for any liability or claims of any third party(ies) against Shandong or the Company for five (5) years. The transaction is subject to obtaining Chinese government approval for the transaction, which the parties agrees to use their best efforts to obtain prior to December 31, 2017.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2017

Kiwa Bio-Tech Products Group Corporation

By:	/s/ Yvonne Wang
Name:	Yvonne Wang
Title:	Chief Executive Officer